                                                                           Exhibit 10.2

       COMMERCIAL NOTE ADDENDUM  (OH)

Amount	City, State	Date	FOR BANK USE ONLY
$2,500,000.00	Cleveland, OH	3/27/2006	Obligor #
Obligation #
Office

This Commercial Note Addendum (this  "Addendum") is made by Hickok Incorporated ("Borrower"), an Ohio corporation, at the place and as of the date first set forth above.

Borrower has executed and delivered to National City Bank ("Bank") a promissory note of even date herewith in the face amount set forth above and captioned  Commercial Note: Revolving Credit.

This Addendum is hereby made a part of the note described above and that note is hereby supplemented by adding the following Events of Default thereto:

1. Information. It shall be an Event of Default if Bank shall not receive:

(a)  as soon as available, and in any event within Sixty (60) days after each  quarter-annual fiscal period of each of Borrower's fiscal years, the Reporting Group's balance sheet as at the end of the period and the Reporting Group's statements of cash flow, income, and surplus reconciliation for Borrower's then current fiscal year to date, prepared for  Borrower alone, and on comparative basis with the prior year, in accordance with GAAP, and in form and detail satisfactory to Bank, and

(b)  as soon as available, and in any event within One Hundred Twenty (120) days after the end of each of Borrower's fiscal years, a complete copy of an annual report (including, without limitation, all financial statements therein and notes thereto) of the Reporting Group for that year, prepared in the manner described in the next preceding clause (a), (i) certified, without qualification as to GAAP, as having been  audited by independent certified public accountants selected by Borrower and satisfactory to Bank, and (ii)  accompanied by a copy of any management report, letter, or similar writing furnished to any member of the Reporting Group by those accountants.

(c)  as soon as available, and in any event within Fifteen (15) days after the end of each month, an accounts receivable aging statement as of the end of that month, accurately and fully showing for each of the Borrower's accounts, the account debtor, the aging of the account based upon the original invoice date, the amount due, status and such other information as the Bank may request, all in form and scope satisfactory to the Bank and certified by the Borrower's chief financial officer.

(d)  as soon as available, and in any event within Fifteen (15) days after the end of each month, an accounts payable aging statement as of the end of that month, accurately and fully reflecting all amounts owing by the Borrower, to whom owed, original invoice date, and such other information as the Bank may request, together with date, amount and payee of any amounts paid during such period, all in form and scope satisfactory to the Bank and certified by the Borrower's chief financial officer.

(e) within Fifteen (15) days after the end of each calendar month, an Inventory Listing.

2. Financial Standards. Each of the following shall be an Event of Default:

2.1 Effective Tangible Net Worth. If the Reporting Group's total shareholder's equity plus subordinated debt (signed subordination agreement) less intangibles shall be less than the required amount of Eight Million and 00/100 dollars ($8,000,000.00), effective as of September 30, 2006 and tested on an annual basis. "Tangible Net Worth" means total shareholder's equity less intangibles.

2.2 Pre-Tax Interest Coverage. Borrower shall not, as of the last day of any Interest Coverage Measurement Period, commencing with the Interest Coverage Measurement Period ending on September 30, 2006, suffer or permit the ratio of the aggregate of  (a)  the Reporting Group's Net Income for that period, plus  (b)  the Reporting Group's interest expense for that period, plus  (c)  the Reporting Group's federal, state, and local income taxes, if any, for that period to the Reporting Group's interest expense for that period to be less than 3.0:1.0. Each "Interest Coverage Measurement Period" shall be  a fiscal year of Borrower.

3. Mergers and Equity Investments. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank's consent,  (a)  be a party to any merger or consolidation,  (b)  purchase or otherwise acquire all or substantially all of the assets and business of any corporation or other business enterprise,  (c)  create, acquire, or have any Subsidiary, or make or keep any investment in any stocks or other equity securities of any kind, except any existing investment or Subsidiary fully disclosed in the Most Recent Financial Statements or any future investment in the stocks or other equity securities of any such Subsidiary,  (d)  be or become a party to any joint venture or partnership, except any existing joint venture or partnership fully disclosed in the Most Recent Financial Statements,  (e)  sell or otherwise transfer any equity interest in any Subsidiary of that member to any other Person, except if and to the extent the sale or other transfer is required under applicable law solely for the purpose of qualifying directors, or  (f) issue, if that member is a direct Subsidiary of any other member of the Reporting Group, any equity interest, except if and to the extent the issuance is to such other member or is required under applicable law solely for the purpose of qualifying directors.

4. Credit Extensions and Non-Equity Investments. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank's consent,  (a)  make or have outstanding at any time any advance or loan to any Person, except any existing advance or loan fully disclosed in the Most Recent Financial Statements or any existing or future advance made by a member of the Reporting Group to an officer or employee of that member solely for the purpose of paying the ordinary and necessary business expenses of that member or  (b)  make or keep any investment in any notes, bonds, or other obligations of any kind for the payment of money, except any existing investment fully disclosed in the Most Recent Financial Statements or any existing or future investment, maturing not more than one  (1) year from the date when made, in direct obligations of the United States of America or any agency thereof if the full faith and credit of the United States of America is obligated thereupon, in certificates of deposit issued by Bank, or in any other obligation that carries the highest quality rating of any nationally-recognized rating agency, or  (c)  be or become a guarantor of any kind, except any existing guaranty fully disclosed in the Most Recent Financial Statements or any existing or future indorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business.

5. Borrowings. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank's consent, create, assume, or have outstanding at any time any Debt as of September 30, 2006, except any existing Debt fully disclosed in the Most Recent Financial Statements, any existing or future Bank Debt, any existing or future Subordinated Debt, or any existing or future Debt secured by any mortgage, security interest, or other lien expressly consented to by Bank.

6. Definitions. As used in this Addendum, except where the context clearly requires otherwise, "Bank  Debt"  means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; "Compensation"  includes all considerations (including without limitation, deferred compensation and disbursements to trusts), whatever the form or kind, for services rendered; "Debt"  means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; "Dividend"  means a payment made, liability incurred, or other consideration given by any Person (other than any stock dividend or stock split payable solely in capital stock of that Person) for the purchase, acquisition, redemption or retirement of any capital stock of that Person or as a dividend, return of capital, or other distribution in respect of that Person's capital stock; "GAAP"  means generally accepted accounting principles applied in a manner consistent with those used in preparation of the Most Recent Financial Statements; "Most  Recent  Financial  Statements"  means the financial statements included in the Reporting Group's most recent annual report delivered to Bank on or before the date of this Addendum; "Net  Income"  means net income as determined in accordance with GAAP, after taxes, if any, and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset; "Person"  means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "Reporting Group" means  (I)  Borrower alone, if all of the financial statements hereinbefore selected are prepared for Borrower alone, in which case all determinations referred to in section 2 shall be for Borrower alone and in accordance with GAAP;  (II)  Borrower and each Subsidiary of Borrower, if any of the financial statements hereinbefore selected are prepared on a consolidated basis, in which case all determinations referred to in section 2 shall be on a consolidated basis and in accordance with GAAP, and  (III)  Borrower and each other Person whose assets, liabilities, income, cash flow, and shareholders' equity are reported on a combined basis with those of Borrower, if any of the financial statements hereinbefore selected are prepared on a combined basis, in which case all determinations referred to in section 2 shall be on a combined basis and in accordance with GAAP; "Subordinated",  as applied to any liability of any Person, means a liability which at the time in question is subordinated (by a writing in form and substance satisfactory to Bank) in favor of the prior payment in full of that Person's Debt to Bank; "Subsidiary"  means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another Subsidiary of that corporation or any combination of the foregoing. Any accounting term used in Addendum shall have the meaning ascribed thereto by GAAP as in effect on the date hereof, subject, however, to such modification, if any, as may be provided in this Addendum or in the note hereby supplemented.

Borrower:

Hickok Incorporated

By: ____/s/ Gregory M. Zoloty_____________
Printed Name: Gregory M. Zoloty
Title: Chief Financial Officer

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